United States
Securities and Exchange Commission
Washington, DC 20549

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PRESIDENTIAL LIFE CORPORATION
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                                                                       Presidential Life
                                                                          Insurance Company

Building for the Future

December 2009

SAFE HARBOR LANGUAGE

This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These
statements include, but are not limited to, statements about our future plans and business strategy and expected or anticipated future events and performance.

These forward-looking statements involve risks and uncertainties that are discussed in our filings with the Securities and Exchange Commission, including economic, competitive, legal and other factors.  Accordingly, there is no assurance that our plans, strategy and expectations will be realized.  Actual future events and results may differ materially from those expressed or implied in forward-looking statements.

TODAY’S PRESENTATION TEAM…
EXPERIENCED AND COMMITTED

Donald L. Barnes – Chief Executive Officer, President and Vice Chairman

Assumed CEO position on May 12, 2009

COO since 2007, President (2000), EVP (1999) and SVP (1995)

Previously was President of Franklin United Life Insurance Company in a
number of roles over 17 years

Nominated to become a Director of LICONY in January 2010

Mark Abrams – Chief Investment Officer

Served as CIO and EVP since 2003

Previously he was SVP (2001) and VP (1994)

14+ years of municipal investment banking and commercial real estate finance experience in public and private companies.

William M. Trust, Jr. – Lead Independent Director

A director of the Company since May 2008 and elected Lead Independent
Director on November 6, 2009

Has served in various capacities including CEO, President, CFO, CAO and
Controller positions in both public and privately held companies

BUSINESS SNAPSHOT

Presidential Life Insurance Co. is a leading provider of fixed deferred and immediate annuities and life insurance products

Current annual sales of approximately $200-250 million in premiums

Assets exceed $3.7 billion (statutory), of which $256 million represents the
Company's capital, surplus and asset valuation reserve

A.M. Best rating of B+ (Investment Grade) with “…good ability to meet their ongoing obligations to policyholders”

Company is debt-free

Presidential has a national network with a field force of more than 15,000 independent financial services professionals active in 49 states and the
District of Columbia, with entry to all 50 states expected by year end 2009

Founded in 1969, listed on Nasdaq in 1970

WHY WE ARE HERE

Herbert Kurz, the former CEO, is seeking to reappoint himself as CEO, at the age of 89

Seeking to replace highly experienced, independent directors with his own handpicked nominees who do not have the collective industry experience or qualifications to lead Presidential Life

Current CEO, Don Barnes, assumed the role in May 2009 following a succession plan demanded by ratings agencies and unanimously approved by the Board of Directors

Is five months into delivering on a three-year strategic plan to grow the business

Has full support of all Independent Directors, which includes four directors who served with Mr. Kurz for many years

Mr. Kurz’s personal whims should not be allowed to disrupt the business momentum of Presidential Life

MR. KURZ’S SUPPORT FOR HIS SUCCESSOR

In April 2008, Presidential Life adopted a succession plan, in which Mr.
Kurz would be succeeded by his President and COO, Donald Barnes, in May 2009

Plan was agreed after extensive consultation with Mr. Kurz, and Mr.
Kurz gave his full support for the plan

Supportive comments from Mr. Kurz include:

Succession plan approved by Mr. Kurz highlighted that Mr. Barnes “already possesses an extensive knowledge base of the company’s organizational structure as well as the required educational qualifications”

Annual Report, April 24, 2009: Mr. Kurz pledged his… “full support as
Presidential moves onward and upward”

Press release announcing appointment, May 12, 2009: Mr. Kurz stated that Mr.
Barnes… “will have my full support”

Mr. Kurz’s annual letter to shareholders over the past several years has
repeatedly praised the “excellence”   of the management team led by Mr. Barnes

NECESSITY OF SUCCESSION PLAN

Ratings agencies (Moody’s, S&P, and A.M. Best) have long expressed concern regarding the absence of a succession plan due to Mr. Kurz’s advanced age:

May 2004                                  Moody’s noted the “lack of a management succession plan
                                   despite the advanced age of the company’s Chairman and CEO”
                                   was one key reason for downgrading the Company’s rating

April 2008                               Lack of “comprehensive and long-term management
                                    succession plan” continued to constrain any ratings
                                    upgrade for Moody’s

July 2008                                  Moody’s cautioned that its positive outlook on the Company was conditioned on several governance factors, including:

Execution of executive leadership changes at the Company and the Insurance
Company

Addition of new independent directors with senior management and financial expertise

The “eventual succession of the PLFE chief executive officer title from the current incumbent”

The “continued development of an ongoing management succession plan”

December 2009             A.M. Best placed the Company under Review with Negative

                                                      Implications due to the potential for a change in the Board composition”

The “capital ratios remain within A.M. Best’s expectation for the current rating”

VISION OF NEW MANAGEMENT TEAM

Key strategic goals set for 2009 include:

Increasing new premiums at an annualized rate of 30% in 2009

Increasing profitable deferred immediate and immediate annuity sales

Diversifying our lines of business

Raising A.M. Best financial strength rating to “A” category in approximately three years

Continuing to optimize the investment portfolio with a disciplined decision-making approach

Execute a Detailed and Approved Strategic Plan &
Communicate to all Shareholders

Strategic Plan was Presented to and Accepted by the Full
Board on November 11, 2008

Sales Revenue from Single Premium Annuities
180
160
140
120
100
(In $MM)
Up 28.5%
$132.6
$170.4
First Nine Months of 2008
First Nine Months of 2009

Total Revenue
200
175
150
125
100
(in $MM)
Up 22.9%
$157.4
$193.4
First Nine Months of 2008
First Nine Months of 2009

PROGRESS TO DATE

Third quarter statutory results demonstrate the business momentum that is already being generated:

Note: Figures are based upon statutory accounting principles

In Millions
300
250
200
150
100
50
0
Total $173(M)
Total $275(M)
Total $248(M)
Total $225(M)
Total $196(M)
4Q
3Q
2Q
1Q
$56(M)
$70(M)
$70(M)
2005
2006
2007
2008
2009

PROGRESS TO DATE

Year-to-date 2009 annuity and life premium sales are on track with 2009 goals

Note: Figures are based upon statutory accounting principles

In Millions
Total=5.5%*
Total=21.3%
*
Total=26.5%
Total=13.4%
Total=7.9%
500
400
300
200
100
0
4Q
3Q
2Q
1Q
* Percent of Annuities
2005
2006
2007
2008
2009

PROGRESS TO DATE

Year-to-date 2009 policy surrenders are substantially below
prior years’ levels and the 2007 peak level

Note: Figures are based upon statutory accounting principles

In Millions
12
10
8
6
4
2
0
4Q
3Q
2Q
1Q
2005
2006
2007
2008
2009

PROGRESS TO DATE

Year-to-date 2009 general expenses are tracking in line with prior years’ consistently low levels

Note: Figures are based upon statutory accounting principles

SG&A as % of Revenue

30%
25%
20%
15%
10%
5%
Peer Group Avg = 22.7%
PLFE Avg = 9.9%
2004
2005
2006
2007
2008
Peer Average
PLFE

PROGRESS TO DATE

Management continues to keep a tight control on costs, maintaining one of the lowest expense ratios in the industry

Compared to a peer group of 7 small-cap life insurance peers, Presidential Life has a substantially lower SG&A expense ratio over a 5-year time frame

Composite Index of Small-Cap Life Insurance Peers includes: AEL, KCLI, NWLI, FFG, PNX, CIA, IHC; Note: Figures are based on GAAP accounting principles

PROGRESS TO DATE

Focused on raising A.M. Best financial strength rating to “A”
category:

While our Risk Based Capital ratio has been impacted by the financial crisis, the ratings agencies have noted in their discussions with the
Company that the current level is still very healthy

The company’s leadership expects a return to an “A” rating in approximately three years

Making progress on diversifying lines of business:

New Products:

Life Introduction: Simplified Issue Whole Life (May 2009)

Accident and Health: Dental Insurance (November 2009)

Annuity: Deferred Benefit Immediate Annuity (1Q10)

Annuity: Market Value Adjust Annuity (2Q10)

Appointed new Marketing Director and making progress on web-
based support initiatives

-
  -
  -
-
  -
  -
  -
  -

Presidential Life Investment Portfolio
Cash 7.8%
Other 0.7%
LP Portfolio 5.5%
Bonds 83.2%
Preferred Stocks 2.8%

PROGRESS TO DATE

Market value of core portfolio has improved from an unrealized loss of $334 million at March 31, 2009, to an unrealized gain of
$44 million at September 30, 2009

  Limited Partnership Portfolio performance has been impacted by financial crisis

Mitigated by Company’s intention to hold to term

Historically achieved above-average returns in this asset class

  Continuing to optimize the investment portfolio via:

Disciplined asset-liability management

Improving credit quality

Managing interest rate risk

Right-sizing liquidity levels

▪

Indexed Stock Performance
160
140
120
100
80
60
40
20
11/13/2008
12/13/2008
1/13/2009
2/13/2009
3/13/2009
4/13/2009
5/13/2009
6/13/2009
7/13/2009
8/13/2009
9/13/2009
10/13/2009
11/13/2009
DJ Americas All Life Insurance Index
Composite Index of Small-Cap Life Insurance Peers
PLFE

STOCK PERFORMANCE

Presidential Life’s stock performance since the adoption of the strategic plan has outperformed a Composite Index of 7 Small-Cap Life Insurance Peers
and is in-line with Dow Jones Americas All Life Insurance Index

Composite Index of Small-Cap Life Insurance Peers includes: AEL, KCLI, NWLI, FFG, PNX, CIA, IHC

GOOD CORPORATE GOVERNANCE

Board strengthened with 5 new Directors since Mr. Kurz announced retirement

Undertaken several corporate governance initiatives since Mr. Kurz stepped down in May 2009:

Instituted a Nominating & Governance Committee and listed its members and the
Committee’s charter on the website

Board cut expenses substantially and reduced Board annual retainer by 15%

Board focused assignments with redefined Compensation Committee and
Finance/Investment Committee charters

Appointed independent insurance industry financial expertise to the Audit Committee

Elected William M. Trust, Jr. as lead independent director

Posted committee charters on the company website

Shareholder-friendly Board

Up for re-election every year

No poison pill

Committed to transparency of communications

Board Committed to Act in Best Interests of ALL Shareholders

EXPERIENCED AND INDEPENDENT BOARD

Independent Committee

William M. Trust, Jr. (Lead Independent Director)

Serves as a principal in Innovation Management Consulting, prior to which he held President, CEO and Chief Financial Officer positions in  various privately held companies

Also served as an Executive Director for an international architecture firm and as an Executive VP for an international transportation holding company

Holds a CPA and has previously worked as Chief Accounting Officer of a NYSE listed firm and an investment banking firm

John D. McMahon (Chairman – Nominating and Governance Committee)

Current Executive VP of Consolidated Edison (ConEd), prior positions include
President and CEO of Orange & Rockland Utilities (subsidiary of ConEd) and
General Counsel of ConEd

Joined Board in October 2008

W. Thomas Knight (Chairman - Compensation Committee)

Former General Counsel of both the Company and Avon Products

Joined Board in May 2008

Presidential Life’s Independent Directors were elected with overwhelming stockholder support, including that of Mr. Kurz and the Kurz Family
Foundation, at the May 13, 2009 annual meeting:

EXPERIENCED AND INDEPENDENT BOARD

Lawrence Read (Chairman – Audit Committee)

President and CEO of Lube Management, California-based retail automotive centers

Joined Board in 2005

Has prior industry experience with Presidential Life

William A. DeMilt (Audit Committee Member)

Former Executive VP, Mutual of America Life Insurance Company of New York

Prior experience includes international banking and public accounting

Joined Board in October 2008

Lawrence Rivkin

Former Managing Partner of New York law firm Goldfarb and Fleece; most recently Of Counsel

Board member since 1988

Stanley Rubin

Previously served as Executive Vice President of the Company and Chief
Investment Officer of the Insurance Company

Board member since May 2008

Mr. Kurz’s Desire to Regain Control Is Not a Reason to Discard the
Knowledge and Experience of Your Board

KURZ’S “PLAN”

Kurz’s proposals are either impractical or already being implemented…

Cost reductions would be counter-productive and damaging to the Company given the Company’s already low expense ratio

Finance Committee and management are actively addressing capital requirements

Mr. Kurz’s advanced age is not suited to provide “hands-on” management

Only 1% of S&P 500 companies have a current CEO age 70 or older

0% of S&P 500 companies appointed a new CEO age 70 or older 1

Mr. Kurz has made no firm commitments to finding a permanent CEO and it is impractical to have an 89-year-old CEO at the helm of a listed company

Kurz Seeks Complete Control of Board with NO PLAN

to Build Long-Term Value for all Shareholders

Mr. Kurz’s only proposal is to reinstall himself as CEO

1)

Source: Spencer Stuart 2008 Route to the Top

PATTERN OF UNTRUSTWORTHINESS &
UNSUITABILITY

The Independent Committee has recently become aware of a troubling pattern of conduct that demonstrates Mr. Kurz’s untrustworthiness and unsuitability to be the CEO and principal steward of the public company in which you have invested:

An investigation of the 2007 tax return for the Kurz Family Foundation, Ltd., which holds approximately 20.8% of our outstanding common stock, and of which Mr. Kurz is a director, reveals a pattern of self-dealing and use of charitable assets for non-charitable personal expenses.

A special committee of the independent directors of the Company has commenced an internal investigation and has retained independent counsel.

The Company has informed the New York State Insurance Department (“NYSID”) of
its investigation and is cooperating with an investigation being conducted by the
NYSID.

The Foundation's 2008 tax return discloses "potential noncompliance with various sections of the Internal Revenue Code ("IRC") including Sections 4941 [taxes on self-
dealing], 4943 [taxes on excess business holdings] and 4945 [taxes on taxable expenditures]."

A review of the Company’s health insurance plan revealed misuse of the plan for Kurz family members and friends who were ineligible to participate under the plan because they were not employees of Presidential Life.  These ineligible participants included his daughter, members of his extended family, his personal aide and his wife’s personal health care provider.

CONCLUSION

DO NOT CONSENT TO MR. KURZ’S
“PLAN”

Management team is already delivering against the 3-year
strategic plan, which was endorsed by Mr. Kurz in
November 2008, to increase value for ALL shareholders

The management team has significant industry experience,
complementary skills and a track record of execution

The current Board of Directors is working for ALL
shareholders, enhancing corporate governance and
providing strategic guidance

                                                                                                       Presidential Life
                                                                                             Insurance Company
                                                                                                      Nyack, NY 10960
                                                                                                       www.presidentiallife.com